Exhibit 99.1

HYATT TO ACQUIRE APPLE LEISURE GROUP, EXPANDING GLOBAL BRAND PRESENCE IN LUXURY LEISURE TRAVEL

Acquisition accelerates asset-light transformation; launches Hyatt’s commitment to sell additional $2 billion of hotel assets by the end of 2024

Doubles Hyatt’s global resorts footprint with accretive net rooms growth over the coming years with global expansion of AMRTM Collection brands like Secrets®, Dreams® and Zoëtry®

Hyatt to Discuss Transaction on Webcast Scheduled for Monday, August 16 at 7:30 a.m. CDT

CHICAGO (August 15, 2021) – Hyatt Hotels Corporation (NYSE: H) today announced that Hyatt has entered into a definitive agreement to acquire Apple Leisure Group (ALG), a leading luxury resort-management services, travel and hospitality group, from affiliates of each of KKR and KSL Capital Partners, LLC for $2.7 billion in cash. The transaction is anticipated to close in the fourth quarter of 2021, subject to customary closing conditions.

ALG’s resort brand management platform AMResorts® provides management services to the largest portfolio of luxury all-inclusive resorts in the Americas under the AMRTM Collection brand portfolio, including well-known brands Secrets® Resorts & Spa, Dreams® Resorts & Spas, Breathless® Resorts & Spas and Zoëtry® Wellness & Spa Resorts as well as the fast-growing Alua® Hotels & Resorts brand, which is expanding in European leisure destinations. The acquisition also includes ALG’s membership offering, Unlimited Vacation Club®, travel distribution business ALG Vacations®, as well as destination management services and travel technology assets. Following the completion of the transaction, ALG’s business will continue to be led by current ALG CEO Alejandro Reynal and the current ALG leadership team. Mr. Reynal will become a member of Hyatt’s executive leadership team and report to Hyatt CEO Mark Hoplamazian.

“With the asset-light acquisition of Apple Leisure Group, we are thrilled to bring a highly desirable independent resort management platform into the Hyatt family,” said Mark Hoplamazian, president and chief executive officer, Hyatt. “The addition of ALG’s properties will immediately double Hyatt’s global resorts footprint. ALG’s portfolio of luxury brands, leadership in the all-inclusive segment and large pipeline of new resorts will extend our reach in existing and new markets, including in Europe, and further accelerate our industry-leading net rooms growth. Importantly, the combination of this value-creating acquisition and the $2 billion increase in our asset sale commitment will transform our earnings profile, and we expect Hyatt to reach 80% fee-based earnings by the end of 2024.”

ALG’s hotel portfolio consists of over 33,000 rooms operating in 10 countries. The portfolio has grown from nine resorts in 2007 to approximately 100 properties by the end of 2021 and has a pipeline of 24 executed deals with a large number of additional hotels in the development process. ALG’s Unlimited Vacation Club® is an exclusive travel club whose participants enjoy preferred rates and other benefits at AMR™ Collection properties. With over 110,000 members, Unlimited Vacation Club® membership has grown at a compounded annual growth rate of 18% over the last five years.

“Combining Hyatt’s deep expertise and global brand footprint with ALG’s strong resort brands, operating capabilities and robust development plans will elevate our differentiated position and create a leader in luxury leisure travel,” said Alejandro Reynal, chief executive officer, Apple Leisure Group. “On behalf of everyone at ALG, I am grateful to our partners at KKR and KSL who supported us in building the platform into what it is today. I am excited to have our team join the Hyatt family and I anticipate a robust growth journey ahead as the industry expands and we are able to provide a best-in-class leisure offering to an even larger group of travelers around the world.”

“Today is a great milestone in what has been a story of growth, resilience, and dedication to world-class leisure experiences by an outstanding team at Apple Leisure Group,” said Chris Harrington and Rich Weissman, partners at KKR and KSL Capital Partners, respectively. “There is simply no better home for ALG to continue on its growth trajectory than being part of Hyatt.”

Strategic Rationale

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Expand footprint in luxury and resort travel: The acquisition will expand Hyatt’s presence in luxury leisure travel and immediately add approximately 100 hotels and a pipeline of 24 executed deals in Europe and the Americas to its portfolio. Following completion of the transaction, Hyatt will offer the largest portfolio of luxury all-inclusive resorts in the world, will double its global resort footprint, will be the largest operator of luxury hotels in Mexico and the Caribbean, and will expand its European footprint by 60 percent. The acquisition will extend Hyatt’s brand footprint into 11 new European markets, greatly enhancing Hyatt’s growth potential in Europe, a critical region for global growth in leisure travel.

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Expand platform for growth: ALG’s strong developer and owner base will expand Hyatt’s relationships with deeply committed partners in key complementary geographies. Hyatt’s global network of developers and its operational expertise is expected to further accelerate growth of ALG brands. Hyatt plans to apply the combined strength of the teams to expand beyond ALG’s current pipeline in new geographies in which ALG does not currently have hotels.

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Benefit owners: Access to ALG’s owned distribution platforms and its extensive experience in leisure travel are expected to provide significant opportunities for Hyatt’s existing resorts. Owners of AMRTM Collection properties will receive increased access to a much broader collection of brands, and the backing of Hyatt’s global distribution, sales and marketing.

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Increase choice and experiences for guests: The combined resources of ALG and Hyatt will open up expanded offerings and experiences for the benefit of the combined companies’ high-end guest and customer base. ALG’s exclusive membership offering, Unlimited Vacation Club®, will bring more than 110,000 highly passionate travelers closer to Hyatt when traveling for a variety of stay occasions apart from vacations. Following completion of the transaction, Hyatt will determine ways in which World of Hyatt and Unlimited Vacation Club® can bring added value and unique loyalty benefits to their member bases while benefitting hotel owners.

•	Enhance end-to-end leisure travel offerings through:

•	ALG Vacations® as one of the largest packaged tour providers and leisure travel distribution platforms in North America serving Mexico and the Caribbean,

•	Amstar, a leading destination services management company in Mexico and the Caribbean, and its Hawaii-focused counterpart Worldstar, and

•	Trisept Solutions®, its unique leisure travel technology platform.

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Accelerate asset-light strategy: The acquisition of ALG’s asset-light business will meaningfully increase the percentage of revenues and earnings Hyatt will generate from fees. Additionally, Hyatt anticipates fulfilling its current commitment to sell $1.5 billion of hotel real estate in 2021, resulting in a total of over $3 billion of proceeds realized since the asset-sale strategy was announced in 2017 at a combined multiple of over 17x EBITDA as compared to Hyatt’s original estimate of 13x to 15x. Hyatt is further committing to an additional $2 billion in proceeds from the sale of hotel real estate by the end of 2024.

Financing

At closing, Hyatt expects to fund more than 80 percent of the purchase with a combination of $1.0 billion of cash on hand and new debt financings, and the remainder with approximately $500 million from equity financing. Hyatt has secured a $1.7 billion financing commitment from J.P. Morgan. Cash proceeds from the $2 billion asset sale program are expected to be used to pay down debt, including debt incurred to fund the acquisition. Hyatt is committed to maintaining an investment grade profile and to continue managing the balance sheet prudently after the transaction.

Investor Presentation, Conference Call, Webcast

Hyatt will hold a conference call and webcast tomorrow, August 16, 2021, at 7:30 a.m. CDT to discuss the transaction. Interested parties may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at investors.hyatt.com. Alternatively, participants may access the live call by dialing 833-238-7946 (U.S. Toll-Free) or 647-689-4468 (International Toll Number) using conference ID# 1771444 approximately 15 minutes prior to the scheduled start time. An archive of the webcast will be available on the Company’s website for 90 days.

Advisors

In connection with the transaction, BDT & Company, LLC and J.P. Morgan served as financial advisors to Hyatt, and Latham & Watkins LLP acted as its legal advisor. PJT Partners served as financial advisor to ALG, and Simpson Thacher & Bartlett LLP acted as its legal advisor. Deutsche Bank Securities Inc. served as financial advisor to KKR and KSL Capital Partners.

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The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 20 premier brands. As of June 30, 2021, the Company’s portfolio included more than 1,000 hotel and all-inclusive properties in 68 countries across six continents. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company’s subsidiaries operate, manage, franchise, own, lease, develop, license, or provide services to hotels, resorts, branded residences, and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination by Hyatt™, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, JdV by Hyatt™, Hyatt House®, Hyatt Place®, tommie™, UrCove, and Hyatt Residence Club® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

About Apple Leisure Group®

Apple Leisure Group® (ALG) is a leading North American resort brand-management, travel and hospitality group with a unique business model serving travelers and destinations worldwide. ALG, through its group of affiliated companies, consistently delivers exceptional value to travelers and strong performance to resort owners and partners by strategically leveraging its portfolio of brands including: AMResorts LP, or one or more of its affiliates which collectively provide sales, marketing, and brand management services to resort and hotel brands under the AMR™ Collection including 5-star and 4-star luxury award-winning brands including Secrets® Resorts & Spas, Dreams® Resorts & Spas, Breathless® Resorts & Spas, Zoëtry® Wellness & Spa Resorts, Alua® Hotels & Resorts, Sunscape® Resorts & Spas and Now® Resorts & Spas; ALG Vacations®, one of the largest sellers of vacation packages and charter flights in the U.S. for travel to Mexico and the Caribbean, with well-established brands: Apple Vacations®, Funjet Vacations®, Travel Impressions®, CheapCaribbean.com®, BeachBound®, Blue Sky Tours®, Southwest Vacations®, and United Vacations®; the exclusive membership program Unlimited Vacation Club®; best-in-class destination management services provided by Amstar DMC; and the innovative technology solutions provider Trisept Solutions®, connecting over 88,000 travel agents with leading travel suppliers.

To learn more about the Apple Leisure Group advantage, visit www.appleleisuregroup.com.

FORWARD-LOOKING STATEMENTS:

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s proposed acquisition of Apple Leisure Group, including expected financial and operational benefits resulting from the acquisition, guest and owner advantages arising from the acquisition, projected financial performance of Apple Leisure Group, the amount and timing of future asset dispositions and projected sales multiples of such asset dispositions, the Company’s liquidity profile, the number of properties expected to open in the future, the expected growth of global luxury travel and the Company’s system-wide leisure room revenue mix, the projected future fee based earnings of the combined company, expected benefits and added value from the World of Hyatt loyalty program and Apple Leisure Group’s membership offering, anticipated financing sources for the proposed acquisition of Apple Leisure Group, the impact of indebtedness incurred in connection with the acquisition on the Company’s investment grade rating status, the expected timeline for completing the acquisition, the Company’s plans, strategies, outlook, financial performance, projections, financing proposals, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, risks associated with the ability to consummate the proposed acquisition of Apple Leisure Group and the timing of the closing of the proposed transaction; the Company’s ability to successfully integrate Apple Leisure Group’s employees and operations into the Company; the ability to realize the anticipated benefits and synergies of the proposed acquisition of Apple Leisure Group as rapidly or to the extent anticipated; risks related to the ability to obtain any contemplated financing on favorable terms or at all; risks affecting the luxury and all-inclusive lodging segments; the duration of the COVID-19 pandemic and the pace of recovery following the pandemic, any additional resurgence, or COVID-19 variants; the short and longer-term effects of the COVID-19 pandemic, including the demand for travel, transient and group business, and levels of consumer confidence; the impact of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants, and the impact of actions that governments, businesses, and individuals take in response, on global and regional economies, travel limitations or bans, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the broad distribution of COVID-19 vaccines and wide acceptance by the general population of such vaccines; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business, leisure, and all-inclusive segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation;

general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Hyatt Media Contact:

Franziska Weber

+1 312 780 6106

franziska.weber@hyatt.com

Hyatt Investor Contact:

Noah Hoppe

+1 312 780 5991

noah.hoppe@hyatt.com

Apple Leisure Group Media Contact:

Lilliana Vazquez Maya

+1 610 359 5913

lmaya@applelg.net